SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of the Report:  July 17, 1996           Commission file number 1-5805
                     -------------                                  ------



                        THE CHASE MANHATTAN CORPORATION
             (Exact name of registrant as specified in its charter)



     Delaware                                                  13-2624428
(State or other jurisdiction                                (I.R.S. Employer
 of incorporation)                                          Identification No.)



     270 Park Avenue, New York, NY                                 10017
(Address of principal executive offices)                         (Zip Code)





         Registrant's telephone number, including area code (212) 270-6000

Item 5.  Other Events

         On July 16, 1996, The Chase Manhattan Corporation (the "Corporation") reported that earnings for the second quarter of 1996 were $856 million, a 17 percent increase when compared with 1995 second quarter earnings of $729 million. Primary earnings per share and fully diluted earnings per share for the second quarter of 1996 were $1.80 and $1.79, respectively, compared with $1.54 and $1.52, respectively, in the prior year's second quarter.

         The Corporation's net income, including restructuring charges and merger-related expenses of $1,040 million, after-tax, was $767 million for the first six months of 1996, compared with $1,368 million for the first six months of 1995. Primary earnings per share and fully diluted earnings per share were $1.48 and $1.46, respectively, for the first half of 1996, compared with $2.89 and $2.83, respectively, for the same 1995 period.

         In connection with reporting its 1996 second quarter earnings, the Corporation reaffirmed its previously-announced operating goals for 1996 (earnings per share growth in excess of 15%; efficiency ratio in the high 50% range; operating revenue growth of 5-7%; non-interest expense of approximately $9.1 billion; and a return on common shareholders' equity of 17%). The Corporation emphasized that its target of overall revenue growth of 5-7% for 1996 was on an "operating basis" (that is, on a basis that excludes special one-time items but reflects the impact of securitizations), rather than on a "reported" basis.

         With respect to credit quality, management indicated that it currently expected that the Corporation's credit card net charge-offs, as a percentage of average managed credit card receivables, for full year 1996 will be higher than the 1996 second quarter net charge off number, but will be lower than 5% (as compared with approximately 4.0% for full year 1995), principally as a result of
(i) continuing higher levels of personal bankruptcies and delinquencies in 1996 when compared to 1995 levels and (ii) slower growth in credit card outstandings in 1996 than previously anticipated (that is, growth in credit card outstandings for 1996 when compared to 1995 would be at the lower range of the Corporation's previously announced forecast).

         Finally, the Corporation noted, with respect to its capital policies, that the staff of the Securities and Exchange Commission (the "Commission") had recently clarified certain interpretations of Staff Accounting Bulletin No. 96 (SAB 96) relating to pooling-of-interests accounting for business combinations. The Corporation stated that it understood the Commission staff's position to be that, in calculating the number of shares to be used to determine compliance with the "90% test" of paragraph 47 of APB Opinion 16, Business Combinations, such number of shares should not be reduced by "cures" (or reissuances from treasury) subsequent to the consummation date of the business combination. The Corporation stated that it was calculating the number of shares held in its treasury that were considered "tainted" for pooling-of-interests accounting purposes in accordance with the staff's interpretation and that, as a result of calculating "tainted" shares in accordance with such interpretation, the Corporation expected that the number of shares outstanding in the third quarter of 1996 would be somewhat higher than the 1996 second quarter number.

         The Corporation also indicated it is evaluating the opportunity for future redemptions of its outstanding preferred stock in light of the fact that it currently has approximately $1.1 billion of fixed rate preferred stock that becomes callable in 1997. In that regard, the Corporation noted that a subsidiary, organized as a real estate investment trust, had recently filed a registration statement covering $500 million of preferred stock intended to be issued to pre-fund some of the Corporation's preferred stock that may be redeemed. The Corporation stated that, given the tax deductible features of the REIT preferred stock, it believed the cost to the Corporation of issuing the
REIT preferred would be approximately 150-200 basis points lower than traditional preferred stock.

         A copy of the Corporation's press release is attached as an exhibit hereto. That press release and this Current Report on Form 8-K contain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties, and the Corporation's actual results may differ materially from those set forth in such forward-looking statements. Factors that might cause such a difference include, but are not limited, to the following:

         The Corporation's revenue growth outlook assumes retention of the major clients of the Corporation with minimal merger-related revenue loss. However, the Corporation operates in a highly competitive environment, which is expected to become increasingly competitive, and there is no assurance that current customers will continue to do the same level of business with the Corporation in the periods following the merger.

         Furthermore, the Corporation has identified its global markets, global services, investment banking, private banking and national consumer business as businesses that it believes will be primarily responsible for providing the anticipated revenue growth of the Corporation. However, as previously noted with respect to its credit card business, there is no assurance that such businesses will experience revenue growth at the rates forecasted. The profitability of these businesses, as well as the Corporation's credit quality, could be adversely affected by a worsening of general economic conditions, particularly by a higher domestic interest rate environment, as well as by foreign and domestic trading market conditions. An economic downturn or significantly higher interest rates could increase the risk that a greater number of the
Corporation's customers would become delinquent on their loans or other obligations to the Corporation, or would refrain from securing additional debt. In addition, a higher level of domestic interest rates could affect the amount of assets under management by the Corporation (for example, by affecting the flows of moneys to or from the mutual funds managed by the Corporation), impact the willingness of financial investors to participate in loan syndications and underwritings managed by the Corporation's corporate finance business, adversely impact the Corporation's loan and deposit spreads and affect its domestic trading revenues. Revenues from foreign trading markets may also be subject to negative fluctuations as a result of the impact of unfavorable political and diplomatic developments, social instability and changes in the policies of central banks or foreign governments, and the impact of these fluctuations could be accentuated by the volatility and lack of relative liquidity in some of these foreign trading markets.

         Finally, because of the inherent uncertainties associated with merging two large companies, there can be no assurance that the Corporation will be able to realize fully the $1.7 billion of cost savings it currently expects to realize as a result of the merger, that such savings will be realized at the times currently anticipated, or that the $1.9 billion of anticipated merger related costs will reflect the actual costs ultimately incurred by the Corporation in implementing the merger. Currently unforseen changes in real estate markets or personnel requirements, if they occur, could affect the timing and magnitude of the anticipated savings and costs. Further, the technology integration and systems conversions undertaken in connection with the merger include 67 major suites of systems and over 1,500 underlying individual applications. Each suite will be processing volumes at much higher levels than previously and operating feeds to the selected suites have had to be adapted to conform to processing requirements. Since these activities are highly complex and technologically sophisticated, currently unanticipated problems, if they occur, could adversely affect the ability of the Corporation to implement successfully such conversions or could cause such conversions to cost more than anticipated.

         Additional factors that could affect the prospects of the Corporation's businesses are further discussed in the Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 and the Corporation's 1995 Annual Report to Stockholders (as filed with the Corporation's Current Report on Form 8-K dated April 16, 1996), to both of which reference is hereby made.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits


The following exhibits are filed with this Report:


         Exhibit Number                     Description
       -------------------        ---------------------------------------------

                  23.1            Consent of Independent Accountants.

                  99.1            Press Release - 1996 Second Quarter Earnings.

                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                                THE CHASE MANHATTAN CORPORATION
                                (Registrant)



Dated July 17, 1996              by /s/JOSEPH  L. SCLAFANI
     --------------                   ----------------------
                                      Joseph L. Sclafani
                                      Controller
                                      [Principal Accounting Officer]

                                  EXHIBIT INDEX
                              ------------------------



Exhibit Number                 Description               Page at Which Located
- --------------      ----------------------------------   ---------------------

        23.1       Consent of Independent Accountants             6


        99.1       Press Release - 1996 Second
                   Quarter Earnings                               7